EXHIBIT 99.1

Sun Healthcare Group, Inc. Announces 2010 Guidance

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

      Irvine, Calif. (Jan. 6, 2010) - Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced its 2010 full-year guidance.

2010 Full-Year Guidance

The table below sets forth Sun’s 2010 full-year guidance.

(Dollars in millions, except EPS)	2010 Full-Year Guidance
	Low	High

Revenue	$1,930.0	$1,954.0

EBITDAR	$244.0	$250.0

EBITDA	$168.2	$174.0

Pre-tax earnings	$69.2	$73.8

Income from continuing operations	$40.8	$43.5

Diluted earnings per share	$0.92	$0.98

Diluted weighted average shares	44.5	44.5

EBITDAR margin	12.6%	12.8%

EBITDA margin	8.7%	8.9%

 “Our 2010 guidance is based on our current assessment of the reimbursement environment,” said Richard K. Matros, Sun’s chairman and chief executive officer. “In formulating our 2010 guidance, we have assumed no increase in Medicaid rates, net of provider taxes. We are offsetting the Medicare market basket rate increase that we expect to receive in the fourth quarter of 2010 with the start-up impact of RUG IV that same quarter. We believe that these rate assumptions, when compared to increases we received in 2009, will result in a year-over-year annual EBITDA reduction of approximately $22 million. We anticipate that the majority of that reduction will be offset by continued improvement in Medicare acuity and the impact of $10 million of reduced costs resulting from our third quarter 2009 organizational restructuring. I am pleased with our operational execution, which translates into our ability to continue delivering strong stable margins in a challenging economic environment.”

Sun’s 2010 guidance is based on the continuing operations of the company and the following additional assumptions:

•	compensation and benefits are expected to increase approximately 3 percent;
•	center lease costs are expected to increase approximately 3.8 percent:
o	1.5 percent for built-in increases
o	2.3 percent related to facility modernization in cooperation with certain landlords;
•	an effective income tax rate of 41 percent and 2010 cash income taxes paid of between $8 million and
$10 million;
•	no additional acquisitions or dispositions;
•	an average outstanding debt balance of $685 million with an average all-in interest rate of 7.4 percent;
•	annual increase in depreciation and amortization of $5.0 million;
•
non-recurring costs in 2010 of $2.5 million associated with completing the installation of the first phase of our new clinical/billing platform, which will be fully implemented and operational in third quarter 2010; and

•	capital expenditures of between $50 million and $55 million, principally for:
o	routine maintenance and renovations for facilities and IT systems;
o	the build-out of 570 suite beds for our Rehab Recovery Suites® in 2010, bringing our total suite bed count up to 2,100 by the end of 2010, an increase of almost 38 percent; and
o	the completion of our new clinical/billing platform.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc.’s (NASDAQ GS: SUNH) subsidiaries provide nursing, rehabilitative and related specialty healthcare services principally to the senior population in the United States. Our core business is providing inpatient services, primarily through 183 skilled nursing centers, 14 assisted and independent living centers and eight mental health centers. On a consolidated basis, Sun has annual revenues of over $1.8 billion and approximately 30,000 employees in 46 states. At Nov. 30, 2009, SunBridge centers had 23,205 licensed beds located in 25 states, of which 22,423 were available for occupancy. We also provide rehabilitation therapy services to affiliated and non-affiliated centers through our SunDance subsidiary, medical staffing services through our CareerStaff Unlimited subsidiary and hospice services through our SolAmor subsidiary.

Forward-Looking Statement

     Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate,” "expect,” "hope,” "intend,” "may” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; our ability to maintain the occupancy rates and payor mix at our healthcare centers; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; the significant amount of our indebtedness, covenants in our debt agreements that may restrict our activities and our ability to make acquisitions, incur more indebtedness and refinance indebtedness on favorable terms; the impact of the current economic downturn on our business and our ability to collect our receivables; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Forms 10-K and 10-K/A and Quarterly Reports on Form 10-Q and 10-Q/A, copies of which are available on Sun’s web site, www.sunh.com.
     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by Sun are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. EBITDA and EBITDAR as used in this press release are non-GAAP financial measures. EBITDA is defined as earnings before income (loss) on discontinued operations, income taxes, loss (gain) on sale of assets, net, interest, net, depreciation and amortization. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for Sun as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income (loss), cash flows generated by or used in operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles in the United States and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.
     Any documents filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc. 101 Sun Avenue N.E., Albuquerque, N.M. 87109. You may also read and copy any reports, statements and other information filed by Sun with the SEC at the SEC public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s web site for further information.